Exhibit 4.6

AMENDED AND RESTATED SECOND SUPPLEMENTAL INDENTURE

KH FUNDING COMPANY, a Maryland corporation,
as obligor

Series 3 Senior Secured Investment Debt Securities

$220,000,000.00

and

Series 4 Subordinated Unsecured Investment Debt Securities

$30,000,000.00

WELLS FARGO BANK, National Association, a National Banking Association,
as trustee

Dated as of January 17, 2008

Supplementing the Indenture
Dated as of August 2, 2004
as supplemented and amended by a
First Supplemental Indenture
Dated as of July 1, 2005
and
a Second Supplemental Indenture
Dated as of August 11, 2006

TABLE OF CONTENTS
ARTICLE I. DEFINITIONS AND INCORPORATION BY REFERENCE	2
Section 1.5 Recitals; Duties of Trustee	2
Section 1.6 Relationship to Original Indenture and Supplemental Indentures	2

ARTICLE II. THE SECURITIES	2
Section 2.1(A) Amount; Accounts; Interest; Maturity - Additional Securities	2

ARTICLE XI. MISCELLANEOUS	4
Section 11.17 Incorporation of Supplemental Indentures into Indenture	4

i

CROSS-REFERENCE TABLE*
Trust Indenture Act Section	Indenture Section
305(a)(1)	7.10
(a)(2)	7.10
(a)(3)	NA
(a)(4)	NA
(a)(5)	NA
(b)	7.8, 7.10
(c)	NA
311(a)	7.11
(b)	7.11
(c)	NA
312(a)	2.5
(b)	11.3
(c)	11.3
313(a)	7.6
(b)(1)	NA
(b)(2)	7.6
(c)	7.6, 11.2
(d)	7.6
314(a)	4.3, 4.4, 11.2
(b)	4.4
(c)(1)	11.4
(c)(2)	11.4
(c)(3)	NA
(d)	NA
(e)	11.5
(f)	NA
315(a)	7.1(b	)
(b)	7.5, 11.2
(c)	7.1(a	)
(d)	7.1(c	)
(e)	6.11
316(a)(last sentence)	2.10
(a)(1)(A)	6.5
(a)(1)(B)	6.4
(a)(2)	NA
(b)	6.7
(c)	NA
317(a)(1)	6.8
(a)(2)	6.9
(b)	2.4
318(a)	11.1

NA means not applicable
* This Cross Reference Table is not part of this Supplemental Indenture

ii

AMENDED AND RESTATED SECOND SUPPLEMENTAL INDENTURE

THIS AMENDED AND RESTATED SECOND SUPPLEMENTAL INDENTURE dated as of January 17, 2008 (this “Amended Second Supplemental Indenture”) by and between KH Funding Company, a Maryland corporation, as issuer (the “Company”), and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”), supplements and amends the Indenture dated as of August 2, 2004 (the “Indenture”), as supplemented and amended by a First Supplemental Indenture dated as of July 1, 2005 (the “First Supplemental Indenture”) and a Second Supplemental Indenture dated as of August 11, 2006 (the “Second Supplemental Indenture”) (the Indenture, as supplemented and amended by the First Supplemental Indenture and the Second Supplemental Indenture is hereinafter referred to as the (“Original Indenture”).

WITNESSETH THAT:

WHEREAS, the Company and the Trustee have heretofore executed and delivered the Indenture to provide for the issuance of the Company’s debt securities to be issued in one or more series;

WHEREAS, Section 2.1 of the Indenture provides, among other things, that the Company may issue, from time to time in accordance with the provisions of the Original Indenture, Additional Securities;

WHEREAS, pursuant to the First Supplemental Indenture, the Company provided for the issuance of Additional Securities in the aggregate principal amount of $150,000,000;

WHEREAS, pursuant to the Second Supplemental Indenture, the Company intended to provide for the issuance of Additional Securities in the aggregate principal amount of $250,000,000, but Section 2.1(A) of the Indenture, as amended thereby, purported to authorize only $150,000,000.

WHEREAS, the Company desires to amend and restate the Second Supplemental Indenture to clarify the proper amount of authorized securities, to clarify that certain provisions of the First Supplemental Indenture were not affected by the amendment and restatement of Section 2.1(A) of the Indenture that was effected by the Second Supplemental Indenture, and to make certain other amendments;

WHEREAS, all actions on the part of the Company necessary to authorize the execution of this Amended Second Supplemental Indenture have been duly taken; and

WHEREAS, all acts and things necessary to make the Additional Securities authorized hereunder, when executed by the Company and authenticated and delivered by the Trustee as provided in the Original Indenture, the legal, valid and binding obligations of the Company, and to constitute these presents a valid and binding supplemental indenture according to its terms and binding on the Company, have been done and performed, and the Company in the exercise of the legal right and power vested in it, executes this Amended Second Supplemental Indenture and proposes to create, execute, issue and deliver the Third Additional Securities.

NOW, THEREFORE, THIS AMENDED SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

In consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Trustee agree to amend and restate the Second Supplemental Indenture to read as follows:

Terms used but not defined herein shall have the meanings given such terms in the Original Indenture.

ARTICLE I.
DEFINITIONS AND INCORPORATION
BY REFERENCE

Article I of the Original Indenture is supplemented by deleting Sections 1.5 and 1.6 thereof and substituting the following in their stead:

Section 1.5. Recitals; Duties of Trustee.

The recitals contained in the First Supplemental Indenture and this Amended Second Supplemental Indenture (collectively, the “Supplemental Indentures”) are made by the Company and not by the Trustee; and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

Section 1.6. Relationship to Indenture and Supplemental Indentures.

(a) The Indenture and the Supplemental Indentures shall be read, taken, and construed as one and the same instrument. However, in the event of a conflict or a difference between: (i) the provisions of the Indenture and the First Supplemental Indenture, the First Supplemental Indenture shall control; and (ii) the provisions of the Indenture or the First Supplemental Indenture, on the one hand, and this Amended Second Supplemental Indenture, on the other hand, this Amended Second Supplemental Indenture shall control. The provisions hereof shall remain in effect and shall be deemed a part of the Indenture for so long as the Investment Debt Securities remain outstanding. Except as amended and supplemented hereby, the provisions of the Original Indenture shall remain in full force and effect.

(b) Additional supplemental indentures may be executed and delivered in accordance with the provisions of the Indenture. Nothing herein contained shall be deemed to relieve the Company from its obligations under the Indenture, any Supplemental Indenture or any other supplemental indenture for so long as each remains in effect and, except as expressly provided in the Indenture, no provision of any such supplemental indenture shall be deemed to relieve the Company from its obligations under this Amended Second Supplemental Indenture for so long as it remains in effect.

ARTICLE II.
THE SECURITIES

Article II of the Original Indenture is supplemented by deleting Section 2.1(A) thereof and substituting the following in its stead:

Section 2.1(A). Amount; Accounts; Interest; Maturity - Additional Securities.

(a) First Additional Securities. The aggregate principal amount of the Additional Securities that may be authenticated and delivered under the First Supplemental Indenture (the “First Additional Securities”) is $150,000,000. First Additional Securities may be subject to notations, legends or endorsements required by law, applicable rules and regulations and agreements to which the Company is subject or usage.

The Company shall issue the First Additional Securities as provided in Section 2.12 of the Original Indenture. The record of beneficial ownership of the First Additional Securities shall be maintained and updated by the Company through the establishment and maintenance of Accounts. Each First Additional Security shall be in such denominations as may be designated from time to time by the Company. The First Additional Securities shall be Fixed Term Notes and Demand Notes. The Fixed Term Notes shall have maturity dates of one year, three years and five years. The Demand Notes shall have demand periods of one day or thirty days.

Each First Additional Security shall bear interest from and commencing on its Interest Accrual Date at such rate of interest as the Company shall determine from time to time; provided, however, that (i) the Series 3 Senior Secured Security One Year Fixed Term Notes, Three Year Fixed Term Notes and Five Year Fixed Term Notes shall pay interest at an annual interest rate fixed at the time of issuance with the initial interest rates being 6.25%, 6.60% and 6.85% respectively, (ii) the Series 3 Senior Secured Security One Day Demand Notes and the Thirty Day Demand Notes shall pay interest at a variable annual interest rate with the initial rates being 5.00% and 5.25% respectively, and (iii) the Series 4 Subordinated Unsecured Security One Year Fixed Term Notes, Three Year Fixed Term Notes and Five Year Fixed Term Notes shall pay interest at an annual interest rate fixed at the time of issuance with the initial interest rates being 7.00%, 7.25% and 7.75% respectively.

(b) Second Additional Securities. The aggregate principal amount of the Additional Securities that may be authenticated and delivered under the Second Supplemental Indenture (the “Second Additional Securities”) is $250,000,000. Second Additional Securities may be subject to notations, legends or endorsements required by law, applicable rules and regulations and agreements to which the Company is subject or usage.

The Company shall issue the Second Additional Securities as provided in Section 2.12 of the Original Indenture. The record of beneficial ownership of the Second Additional Securities shall be maintained and updated by the Company through the establishment and maintenance of Accounts. Each Second Additional Security shall be in such denominations as may be designated from time to time by the Company. The Second Additional Securities shall be Fixed Term Notes and Demand Notes. The Fixed Term Notes shall have maturity dates of one year, three years and five years. The Demand Notes shall have demand periods of one day or thirty days.

Each Second Additional Security shall bear interest from and commencing on its Interest Accrual Date at such rate of interest as the Company shall determine from time to time; provided, however, that (i) the Series 3 Senior Secured Security One Year Fixed Term Notes, Three Year Fixed Term Notes and Five Year Fixed Term Notes shall pay interest at annual interest rates fixed at the time of their issuance, (ii) the Series 3 Senior Secured Security One Day Demand Notes and the Thirty Day Demand Notes shall pay interest at variable annual interest rates, and (iii) the Series 4 Subordinated Unsecured Security One Year Fixed Term Notes, Three Year Fixed Term Notes and Five Year Fixed Term Notes shall pay interest at annual interest rates fixed at the time of their issuance.

(c) Payment of Interest on Additional Securities. Interest on each Additional Security will compound daily and will have interest paid, at the election of the Holder, either (i) monthly, quarterly, semi-annually or annually, or (ii) accrued and credited as principal to the Holder’s Account. To the extent any applicable interest payment date is not a Business Day, then interest shall be paid instead on the next succeeding Business Day. All interest payments on the Additional Securities shall be approved prior to payment by the Company’s Treasurer.

(d) Maturity and Redemption of Additional Securities. The Company will give each Holder of an Additional Security that is a Fixed Term Note (existing as of the applicable Maturity Record Date) a written notice at least seven days prior to the Maturity Date of the Fixed Term Note held by such Holder reminding such Holder of the pending maturity of the Fixed Term Note and noticing the Holder of the Company’s intention to repay, or if the Company does not intend to repay the Fixed Term Note, reminding the Holder that they must choose to either (i) redeem the Fixed Term Note, (ii) extend the Fixed Term Note, or (iii) transition the Fixed Term Note into a new account. If the Company gives notice to a Holder of the Company’s intention to repay a Fixed Term Note at maturity, no interest will accrue after the Maturity Date for such Fixed Term Note if payment is timely made. Otherwise, if a Holder requests repayment within seven days after the Maturity Date, the Company will pay interest on the Fixed Term Note during the period after the Fixed Term Note’s Maturity Date and prior to redemption at the rate being paid on such Fixed Term Note immediately prior to its maturity.

(e) Changes in Interest Rates. By filing a supplement to the Company's prospectus relating to Additional Securities, it may change the interest rates applicable to (i) outstanding Additional Securities that are One Day Demand Notes and Thirty Day Demand Notes and (ii) Additional Securities that are to be issued on and after the date of such prospectus supplement.

ARTICLE XI
MISCELLANEOUS

Article XI of the Original Indenture is supplemented to by deleting Section 11.17 and substituting the following in its stead:

Section 11.17. Incorporation of Supplemental Indentures into Indenture.

The Supplemental Indentures have been executed by the Company and the Trustee pursuant to the provisions of Section 2.1 of the Indenture, and the terms and conditions of the Supplemental Indentures shall be deemed to be a part of the Indenture for all purposes upon the effectiveness of the each such Supplemental Indenture. The Indenture, as amended and supplemented by the First Supplemental Indenture and this Amended Second Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed. The Company and the Trustee, by their execution and delivery of the each Supplemental Indenture, and the Holders, by accepting the Additional Securities issued pursuant to a Supplemental Indenture, expressly agree to the terms and provisions contained in such Supplemental Indenture and to be bound thereby.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Amended Second Supplemental Indenture to be duly executed as of the day and year first written above.

ATTEST:	KH FUNDING COMPANY

/s/	/s/ Robert L. Harris
Robert L. Harris President

ATTEST	WELLS FARGO BANK, NATIONAL ASSOCIATION as Trustee

/s/	/s/ Robert L. Reynolds
Robert L. Reynolds Vice President